EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on
Form S-3 (Nos. 333-265986, 333-264884 and 333-253759) and Form S-8 (Nos. 333-278425, 333-271086, 333-264106 and 333-256566) of ChargePoint Holdings, Inc. of our report dated March 28, 2025 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
San Jose, California
March 28, 2025
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